Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-13405 and No. 333-81023) pertaining to the Amended and Restated 1995 Equity Participation Plan of Ambassadors International, Inc. of our report dated February 13, 2004, with respect to the consolidated financial statements of Ambassadors International, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

Our audits also included the information as of and for the years ended December 31, 2003 and 2002 included in the financial statement schedule of Ambassadors International, Inc. listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

           /s/ Ernst & Young LLP

Irvine, California
March 10, 2004

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